Exhibit 10.5

THIRD AMENDMENT
EMPLOYMENT AGREEMENT

THIS THIRD AMENDMENT TO THE EMPLOYMENT AGREEMENT (the “Amendment”) is made and entered into on this 1st day of March 2024, by and between NV5 Holdings, Inc., a Delaware corporation (the “Company”), and MaryJo OBrien (hereinafter called the “Employee”).

RECITALS

A.NV5, Inc. and the Employee entered into an Employment Agreement dated October 1, 2010 (the “Initial Employment Agreement”) in respect of services as an executive officer of NV5 Global, Inc., a Delaware corporation (the “Parent Company”).

B.The Company intends to assume the Initial Employment Agreement, amended as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties agree as follows:

1.Recitals; Definitions. The foregoing recitals are incorporated herein by reference. Capitalized terms not defined herein shall have the meaning set forth in the Initial Employment Agreement. Any references to the “Agreement” shall mean the Initial Employment Agreement, as amended, and this Third Amendment and any references to the Company shall include the Parent Company unless the context otherwise requires.

2.Amendments.

a.Section 5.4 is amended to read as follows:

5.4 The termination of this Employment Agreement by either party on written notice pursuant to Section 2, above. Further, if Executive is terminated without Cause as defined in Section 5.3 in the Initial Employment Agreement, then all of Executive’s Equity Awards, if any, shall immediately vest on the day of termination. Reference is made to that certain Indemnification Agreement dated March 18, 2011; whereas the Company’s obligation to indemnify Executive, shall continue post termination.

3.Effect of Amendment. All the terms and conditions of the Agreement affected by the terms of this Third Amendment shall remain in full force and effect between the Parties.

4.Entire Agreement. The Initial Employment Agreement, together with Amendments, constitutes and represents the entire agreement between the Parties hereto and supersedes any prior understandings or agreements, written or verbal, between the parties hereto respecting the subject matter herein. The Agreement may be amended, supplemented, modified or discharged only upon an agreement in writing executed by all of the parties hereto.

5.Severability. Whenever possible, each provision of this Third Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Third Amendment is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Third Amendment or any action in any other jurisdiction, but this Third Amendment shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

6.Counterparts. This Third Amendment may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement. Signatures presented by facsimile transmission shall be deemed effective at the time of transmission and shall be replaced by original signatures as soon thereafter as practicable.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY
NV5 HOLDINGS, INC.

By:	/s/ Dickerson Wright
Name: Title:	Dickerson Wright Chief Executive Officer

EXECUTIVE:

By:	/s/ MaryJo OBrien
Name:	MaryJo OBrien

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